UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): June 20, 2013

AUTHENTIDATE HOLDING CORP.

(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER: 0-20190

DELAWARE	14-1673067
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Connell Corporate Center

300 Connell Drive, 5th Floor

Berkeley Heights, New Jersey 07922

(Address and zip code of principal executive offices)

(908) 787-1700

(Registrant’s telephone number, including area code)

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Authentidate Holding Corp. (the “company”) held its annual meeting of stockholders on June 25, 2013 in Berkeley Heights, New Jersey. The results of the matters voted on by the stockholders are set forth below. Only stockholders of record as of the close of business on May 21, 2013 were entitled to vote at the annual meeting. As of the record date, 30,285,924 shares of common stock of the company were outstanding and entitled to vote at the annual meeting. At the annual meeting, 22,716,201 shares of common stock of the company were represented, in person or by proxy, constituting a quorum. Set forth below are the matters acted upon by stockholders and the final voting results of each such proposal.

Proposal 1 – Election of Directors

Stockholders of the company were asked to elect five nominees to serve on the company’s board of directors. The following five nominees were elected to serve on the company’s board of directors with the votes set forth below:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
O’Connell Benjamin	9,296,374	5,306,512	8,113,315
Todd A. Borus, M.D.	9,112,823	5,490,063	8,113,315
Charles C. Lucas III	9,220,417	5,382,469	8,113,315
J. David Luce	9,109,027	5,493,859	8,113,315
J. Edward Sheridan	6,226,761	8,376,125	8,113,315

Proposal 2 – Advisory Vote on the Compensation of the Company’s Named Executive Officers

The stockholders approved, on an advisory basis, the compensation paid to the company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K and contained in the company’s definitive proxy statement, by the following votes:

For	Against	Abstain	Broker Non-Votes
8,182,883	6,174,302	245,701	8,113,315

Proposal 3 – Advisory Vote on the Frequency of the Advisory Vote on the Compensation of the Company’s Named Executive Officers

The stockholders recommended, on an advisory basis, that the frequency of future stockholder votes on the compensation of the company’s named executive officers, as required by Section 14A(a)(2) of the Exchange Act, occur every year by the votes set forth in the table below:

Every Year	Every Two Years	Every Three Years	Abstain	Broker Non-Votes
13,027,708	43,890	678,886	852,402	8,113,315

In accordance with the results of the advisory vote, the Board of Directors has determined that the company will hold an advisory vote on the compensation of the company’s named executive officers every year.

Proposal 4 – Ratification of Selection of Independent Registered Public Accounting Firm

The stockholders voted to ratify the appointment of EisnerAmper LLP as the company’s independent registered public accounting firm, by the following votes:

For	Against	Abstain	Broker Non-Votes
21,675,132	280,487	760,582	—

Following the annual meeting, on June 25, 2013, the board of directors appointed J. David Luce and J. Edward Sheridan to serve as co-chairmen of the board of directors.

Item 8.01 Other Events.

As previously reported in a Current Report on Form 8-K filed on June 12, 2013 (the “Prior Current Report”), as of June 11, 2013, the company entered into a Securities Purchase Agreement with certain accredited investors (the “Investors”) pursuant to which the company agreed to issue a total of 665,000 shares of Series D Preferred Stock (the “Series D Preferred Stock”) and warrants to purchase 6,650,000 shares of common stock (the “New Warrants”) (the “Preferred Stock Transaction”). Investors that held an aggregate principal amount of $6,500,000 of senior notes agreed to surrender their notes in consideration of the issuance of the shares of Series D Preferred Stock and New Warrants and other Investors purchased $150,000 of shares of Series D Preferred Stock and New Warrants. The material terms of the Preferred Stock Transaction and the material terms of the Series D Preferred Stock and New Warrants are described in the Prior Current Report. On June 20, 2013, the company completed the Preferred Stock Transaction, resulting in the cancellation of $6,500,000 of senior indebtedness. An aggregate principal amount of $850,000 of senior notes remain outstanding and continue to be due and payable on October 31, 2013.

On June 25, 2013, the company received a letter from the Nasdaq Stock Market (“NASDAQ”) notifying us that based on the transactions described in our Prior Current Report, we have regained compliance with Listing Rule 5550(b)(1) of the NASDAQ Stock Market (the “Listing Rule”) which requires a minimum $2.5 million in stockholders’ equity. As previously disclosed, on February 21, 2013, the company received a Staff deficiency letter from NASDAQ notifying it that it was not in compliance with the Listing Rule. The company submitted a plan of compliance and was granted an extension until August 15, 2013 to achieve compliance with the Listing Rule. In accordance with NASDAQ Listing Rules, NASDAQ will continue to monitor the company’s ongoing compliance with Rule 5550(b) and will require the company to evidence compliance upon filing its Annual Report on Form 10-K for the fiscal year ending June 30, 2013, or it may be subject to delisting, which can be appealed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AUTHENTIDATE HOLDING CORP.

By:	/s/ O’Connell Benjamin
Name:	O’Connell Benjamin
Title:	Chief Executive Officer and President

Date: June 26, 2013

4